UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2006
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 2, 2006, the Compensation Committee of the Board of Directors of Alkermes, Inc. (“Alkermes” or “the Company”) approved the Alkermes Fiscal Year 2007 Named Executive Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for the period April 1, 2006 to March 31, 2007 under the Bonus Plan by the Company’s named executive officers, currently Alkermes’ Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President Corporate Development, and Vice President, General Counsel and Secretary (each a “Participant”). The size of the overall bonus pool shall be determined by the Compensation Committee based on Company performance against the Bonus Plan objectives and target bonuses. Target bonus ranges determined by the Compensation Committee are 25% to 100% of base salary. The bonuses will be paid based on the achievement of Company objectives and individual performance. Individual performance of the Participants shall be determined by the Compensation Committee. The performance period under the Bonus Plan will consist of the period from April 1, 2006 to March 31, 2007.
     The Bonus Plan is filed with this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Alkermes Fiscal 2007 Named Executive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: May 8, 2006	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
10.1      Alkermes Fiscal 2007 Named Executive Bonus Plan